Exhibit 24.1


                                                       EXHIBIT 24.1

                         ACCOUNTANT'S CONSENT

  The Stockholders and Board of Directors of
       PETROLEUM HEAT AND POWER CO., INC.:

       We consent to the use of our reports relating to the consolidated financial statements and financial statement schedules of Petroleum Heat and Power Co., Inc. and to the consolidated financial statements of Star Gas Corporation included and incorporated by reference herein and to the reference to our firm under the headings "Selected Financial and Other Data" and "Experts" in the Prospectuses.




                                     KPMG PEAT MARWICK LLP

  New York, New York
  January 30, 1995